EXHIBIT 10.26
COMPASS MINERALS INTERNATIONAL, INC.
DIRECTORS’ DEFERRED COMPENSATION PLAN
Amended and Restated Effective as of January 1, 2005
          Compass Minerals International, Inc., a corporation organized under the laws of the state of Delaware (the “Company”) established the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan (the “Plan”) effective as of the October 1, 2004, for the benefit of its eligible non-employee directors. The Company now desires to amend and restate the original Plan in its entirety effective as of January 1, 2005, provided that certain provisions may have an earlier or later effective date as set forth herein.
ARTICLE I.
DEFINITIONS
          Section 1.1 “Account” shall mean the bookkeeping account created by the Company pursuant to Article III of this Plan to receive deferred compensation under Article II hereof.
          Section 1.2 “Affiliate” shall mean with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, such Person and/or one or more Affiliates thereof. The term “Control” includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          Section 1.3 “Board” shall mean the Board of Directors of the Company.
          Section 1.4 “Change in Control” shall mean a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 35% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition.
          Section 1.5 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.
          Section 1.6 “Company” shall have the meaning set forth in the recitals hereto.
          Section 1.7 “Deferred Stock Unit” shall mean the right of a Director to receive one share of Common Stock upon a distribution of his Account in accordance with Article IV.

          Section 1.8 “Deferred Fees” shall mean all or a portion of the Fees that are deferred under the Plan pursuant to Section 2.1.
          Section 1.9 “Director” shall mean a member of the Board who is not an employee of the Company or any of its subsidiaries.
          Section 1.10 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          Section 1.11 “Fair Market Value” of a share of Common Stock as of any date shall be the average of the high and low trading prices for a share of Common Stock as reported on the New York Stock Exchange (or on any national securities exchange on which the Stock is then listed) for the immediately preceding date or, if no such prices are reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported.
          Section 1.12 “Fees” shall mean amounts payable to a Director for serving as a member of the Board, including without limitation any (a) annual or other periodic retainer payments; (b) fees payable for meeting attendance; (c) fees payable for committee membership; and (d) fees payable for Board or committee chairmanship.
          Section 1.13 “Fund” shall have the meaning set forth in Section 3.4.
          Section 1.14 “Plan” shall have the meaning set forth in the recitals hereto.
          Section 1.15 “Year” shall mean calendar year.
ARTICLE II.
ELECTION TO DEFER
          Section 2.1 A Director may elect, on or before December 31 of any Year, to defer payment of all or a specified part of all Fees earned during the Year following such election and in any succeeding Years (until the Director ceases to be a Director); provided, however, that with respect to Year 2004 a Director may elect, within thirty days after the effective date of this Plan, to defer all or a specified part of all Fees payable on or after the effective date of this Plan. Any person who shall become a Director during any Year, and who was not a Director of the Company on the preceding December 31, may elect, no later than seven days after the Director’s term begins, to defer payment of all or a specified part of such Fees payable during the remainder of such Year and for any succeeding Years. Any Fees deferred pursuant to this Paragraph shall be paid to the Director at the time(s) and in the manner specified in Article IV hereof, as designated by the Director.
          Notwithstanding the foregoing or any other provision in this Plan to the contrary, effective for Years commencing on or after January 1, 2006, a Director’s election to defer or not defer his Fees shall be limited to the cash retainer portion of such Fees, and the portion of such Fees payable in Common Stock of the Company shall be automatically deferred under the Plan.

          Section 2.2 The election to participate in the Plan and manner of payment shall be designated by submitting a deferral election form in substantially the form attached hereto as Exhibit A to the Vice President, Human Resources of the Company.
          Section 2.3 A Director’s election shall continue from Year to Year unless the Director terminates it by written request delivered to the Vice President, Human Resources of the Company prior to the commencement of the Year for which the termination is first effective.
ARTICLE III.
DEFERRED COMPENSATION ACCOUNTS
          Section 3.1 The Company shall maintain a separate bookkeeping account to reflect each Director’s benefit under the Plan.
          Section 3.2 As of the date that any Deferred Fees would otherwise have been payable to a Director, the Company shall credit such Director’s Account with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of such Deferred Fees, to (b) the Fair Market Value per share of Common Stock as of such date.
          Section 3.3 As of the date the Company pays any dividend (whether in cash or in kind) on shares of Common Stock, each Director’s Account shall be credited with that number of Deferred Stock Units equal to the ratio of (a) the aggregate value of the dividend that would have been payable on the Deferred Stock Units held by the Director immediately prior to such payment date had the shares of Common Stock represented by such Deferred Stock Units been outstanding as of such payment date to (b) the Fair Market Value per share of Common Stock as of such date.
          Section 3.4 Deferred Fees and any deemed earnings with respect thereto shall be held in the general assets of the Company and no separate fund or trust shall be created or moneys set aside on account of the Account. To the extent that any person acquires a right to receive distributions from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Notwithstanding the foregoing, the Board, in its discretion, may elect to establish a fund (the “Fund”) containing assets equal to the amounts credited to Directors’ Accounts, and may elect in its discretion to designate a trustee to hold the Fund in trust; provided, however, that such Fund shall remain a general asset of the Company subject to the rights of creditors of the Company in the event of the Company’s bankruptcy or insolvency as defined in any such trust.
ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION
          Section 4.1 Subject to Section 4.3, amounts credited to a Director’s Account shall be distributed in whole shares of Common Stock (with fractional shares paid in cash) as soon as administratively practicable following the date such Director ceases to be a member of the Board for any reason. Such payment shall be made or commence in accordance with the Director’s irrevocable election (made at the time of initial enrollment in the Plan, or no later than December 31, 2005 with respect to a Director who first commenced participation prior to such date) in either (i) a single lump sum or (ii) approximately equal annual installments over a period of not less than two nor more than ten years.
          Section 4.2 Each Director shall have the right to designate a beneficiary who is to succeed to his or her right to receive payments hereunder in the event of death. Any designated beneficiary shall receive payments in the same manner as the Director if he or she had lived. In case of a failure of designation or the death of a designated beneficiary without a designated successor, the balance of the amounts contained in the Director’s Account shall be paid, in accordance with Section 4.1, to the Director’s or former Director’s estate in full on the first day of the Year following the Year in which he or she dies. No designation of beneficiary or change in beneficiary shall be valid unless it is in writing signed by the Director and filed with the Secretary of the Company.
          Section 4.3 Notwithstanding the other provisions of the Plan to the contrary, if a Change in Control occurs prior to the complete distribution of a Director’s Account, then any portion of such Account that has not theretofore been distributed shall be distributed in a single lump sum to the Director (or, as applicable, his beneficiary) immediately following the Change in Control.
ARTICLE V.
ADMINISTRATION; AMENDMENT
          Section 5.1 The Plan shall be administered by the Board. The Board may delegate certain administrative authority to the Compensation Committee of the Board or to one or more employees of the Company, but shall retain the ultimate responsibility for the interpretation of, and amendments to, the Plan. Members of the Board shall not be liable for any of their actions or determinations made in good faith with respect to the administration of the Plan. Except to the extent superseded by the laws of the United States, the laws of the State of Delaware, without regard to its conflict of laws principles, shall govern in all matters relating to the Plan. All expenses related to plan administration shall be paid by the Company. All decisions made by the Board with respect to issues hereunder shall be final and binding on all parties.
          Section 5.2 In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or any other corporate event affecting the Common Stock or the share price of the Common Stock, the Board may, in its sole discretion, make such equitable adjustments, if any, with respect to the Directors’ Accounts (including, without limitation, adjusting the number of Deferred Stock Units credited thereto and/or the kind of securities represented thereby), as the Board may deem necessary or appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan and to reflect such changes.
          Section 5.3 Except to the extent required by law, the right of any Director or any beneficiary to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary, and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.

          Section 5.4 The Plan may be amended, suspended or terminated in whole or in part from time to time by the Board except that no amendment, suspension, or termination shall apply to the payment to any Director or beneficiary of a deceased Director of any amounts previously credited to a Director’s Account.
* * * * *
          I hereby certify that the Plan was adopted by the Board of Directors of Compass Minerals International, Inc. on November 3, 2005, effective as of January 1, 2005.

By:	/s/ Victoria Heider

Title:	Vice President, Human Resources

Date:	November 3, 2005

Compass Minerals International, Inc.
Directors’ Deferred Compensation Plan
DEFERRAL ELECTION FORM
SEND COMPLETED FORM TO: Vice President, Human Resources; Compass Minerals International, Inc.; 9900 College Boulevard, Suite 600, Overland Park, Kansas 66210; Telephone (913) 344-9308; Facsimile; (913) 338-7928

Last Name	First Name	MI	Social Security Number

Mailing Address	City	State	Zip Code

Telephone	Email Address
SECTION 1 — DEFERRAL ELECTION
Pursuant to the Compass Minerals International, Inc. Directors’ Deferred Compensation Plan (as it may be amended from time to time, the “Plan”), I hereby elect to defer receipt of all or a portion of the annual cash retainer that would otherwise become payable to me after the effective date of this election in accordance with the percentages indicated below (such percentage being one of the following: 0%; 25%; 50%; 75%; or 100%):
                         % of my annual cash retainer shall be credited to my Account as defined in the Plan
I understand that, once effective, such election will remain in effect until modified or revoked in writing by me in accordance with the Plan and that such modification or revocation will be effective only for calendar years following the year in which such modification or revocation is made. I further understand that my deferrals will be credited to my Account under the Plan and that my rights to my Account are unfunded and unsecured and are no greater than the rights of an unsecured general creditor of the Company.
Note: Beginning in 2006, your annual stock retainer will be automatically credited to your Plan Account. You do not have the right to receive payment of your annual stock retainer until you resign or otherwise cease being a Director for any reason.
SECTION 2 — ACCOUNT DISTRIBUTION
A. Commencement of Distribution
Except as otherwise set forth in Section 2C, below, your Plan Account will be paid or benefits will commence as soon as administratively practicable following the date you resign or otherwise cease being a Director for any reason.
B. Form of Distribution
Except as otherwise set forth in Section 2C, below, I irrevocably elect to receive distributions from my Account in accordance with the following election (check one):
     ☐ In one lump sum; or
     ☐ In                      (insert number) equal annual installments (not less than 2 or more than 10).

I understand that the first distribution from my Account shall be payable as of the date set forth in Section 2A, above, and that if I elect annual installment payments I will receive an installment as of each January 1 immediately following the first distribution until my Account has been distributed in full. I also understand that my election under this Section 2B is irrevocable and will apply to all future amounts credited to my Plan Account.
C. Change in Control
I understand that, notwithstanding any other provision of this Deferral Election Form to the contrary, my Account shall automatically be fully distributed to me in one lump sum immediately following the occurrence of a Change in Control (as defined in the Plan).
SECTION 3 — BENEFICIARY DESIGNATION
If you die before you receive full payment of your Account, the amount remaining in your Account will be paid to your Beneficiary designated in this Section 3. Payment will be made in the same manner as specified under Section 2B.

Social Security Number	Last Name	First Name	MI

Mailing Address	City	State	Zip Code	Telephone
SECTION 4 — AUTHORIZATION
I agree that my successors in interest and my assigns and all persons claiming under me shall, to the extent consistent with applicable law, be bound by the statements contained herein and by the provisions of the Plan as they now exist and as they may be amended from time to time.
I have read and understand this form and hereby authorize the Administrator to take all actions indicated on this form.

Director’s Signature	Date
For Company use only

Date approved:	By: